UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2006

Red Mile Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50814	20-4441647
Commission File Number	(IRS Employer Identification Number)

4000 Bridgeway, Suite 101, Sausalito, CA 94965

(Address of Principal Executive Offices)

(415) 339-4240

(Registrant’s Telephone Number, Including Area Code)

Edmonds 1, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 28, 2006, Edmonds 1, Inc. (the “Company”) filed a Certificate of Amendment of the Articles of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment (i) changed the name of the Company from Edmonds 1, Inc. to Red Mile Entertainment, Inc. and (ii) increased the number of shares of the Company’s authorized capital stock to 120,000,000 shares, of which 100,000,000 shares are common stock, par value $0.01 and 20,000,000 shares are preferred stock, $.001 par value. The name change was effective upon the acceptance of the filing on April 28, 2006. A copy of the Certificate of Amendment of the Certificate of Incorporation is attached as Exhibit 99.1

On May 2, 2006, the Company filed Certificates of Designation, Rights and Preferences of the Series A, B and C Convertible Preferred Stock (the “Certificates of Designations”) with the Secretary of State of the State of Delaware to fix the designation, preferences, limitations and relative rights of its Series A, B and C Preferred Stock. Copies of each of the Certificates of Designations are attached hereto as Exhibits 99.2, 99.3 and 99.4, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Certificate of Amendment of Certificate of Incorporation of Edmonds 1, Inc.
99.2	Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock
99.3	Certificate of Designations, Rights and Preferences of the Series B Convertible Preferred Stock
99.4	Certificate of Designations, Rights and Preferences of the Series C Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED MILE ENTERTAINMENT, INC.

Dated: May 2, 2006	By:/s/ Chester Aldridge
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Certificate of Amendment of Certificate of Incorporation of Edmonds 1, Inc.
99.2	Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock
99.3	Certificate of Designations, Rights and Preferences of the Series B Convertible Preferred Stock
99.4	Certificate of Designations, Rights and Preferences of the Series C Convertible Preferred Stock